UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         ______________________________

       DATE OF REPORT (Date of earliest event reported): November 3, 2005

                         ______________________________

                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         _______________________________

         INDIANA                     0-17071                   35-1544218
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification No.)


                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of Principal Executive Offices, including Zip Code)


                                 (765) 747-1500
              (Registrant's Telephone Number, including Area Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          (c) On November 3, 2005, the Corporation appointed Michael C. Rechin to serve as its Executive Vice President and Chief Operating Officer. Mr. Rechin has served as the Executive Vice President of Corporate Banking for National City Bank for the past five (5) years. A copy of the Corporation's press release, dated November 4, 2005, announcing the appointment of Mr. Rechin is attached hereto as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

          (c)     (99.1) Press Release dated November 4, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         DATE:  November 4, 2005

                                              FIRST MERCHANTS CORPORATION


                                              By:  /s/ Mark K. Hardwick
                                                   ----------------------
                                                       Mark K. Hardwick,
                                                       Senior Vice President and
                                                       Chief Financial Officer

                                  EXHIBIT INDEX


         99.1     Press Release dated November 4, 2005

                                  Exhibit 99.1

N / E / W / S     R / E / L / E / A / S / E

November 4, 2005

FOR IMMEDIATE RELEASE
For more information, contact:
Andrew Weixler, 765-747-1360

BANKING VETERAN TO JOIN FIRST MERCHANTS AS CHIEF OPERATING OFFICER

Muncie, Indiana - November 4, 2005 - First Merchants Corporation announced today that Michael C. Rechin will be joining the company as Executive Vice President and Chief Operating Officer.

Rechin most recently was Executive Vice President of Corporate Banking for National City Bank, managing its Indiana operations. He began his career with BancOhio National Bank in Columbus, Ohio, in 1983 as a corporate banking trainee and joined National City upon the acquisition of BancOhio in 1984. He held various positions in the multi-national and metro-Ohio commercial banking areas of National City before assuming his current post in Indianapolis in 1995. During his tenure with National City, Rechin has had responsibility for all commercial banking activities involving commercial lending, treasury management, investment real estate, and international divisions.

Rechin is a graduate of Miami University of Ohio with a Bachelors degree in English and an MBA in finance. He has completed numerous banking schools during his career with BancOhio and National City.

As an active leader in the Indianapolis community, Rechin is a director of the United Way of Central Indiana, Arts Council of Indianapolis, and Lynx Capital Corporation. He previously served as a director of St. Vincent Hospital Foundation, the Indy Partnership, a member of Junior Achievement of Indianapolis Board, and as co-chairman of the American Heart Association Heart Walk.

First Merchants Chief Executive, Michael L. Cox, stated, "we are very excited to have a person of Mike's caliber and capabilities join our senior management team."

About First Merchants Corporation


First Merchants Corporation (Nasdaq: FRME) is a $3.2 billion financial holding company headquartered in Muncie, Indiana. Since its organization in 1982, the Corporation has grown to include nine affiliate banks with over 70 locations in 17 Indiana and three Ohio counties, a trust company, a multi-line insurance company, and a title company. Bank subsidiaries of the Corporation include:


* First Merchants Bank in Delaware and Hamilton counties
* Madison Community Bank in Madison County
* First United Bank in Henry County
* United Communities National Bank (UCNB) in Randolph, Union, Fayette, Wayne, and Butler (OH) counties
* First National Bank in Jay County
* Decatur Bank & Trust Company in Adams County
* Frances Slocum Bank in Wabash, Howard, and Miami counties
* Lafayette Bank and Trust Company in Tippecanoe, Carroll, Jasper, and White counties
* Commerce National Bank in Franklin and Hamilton counties in Ohio


The Corporation also operates First Merchants Insurance Services, a full-service property, casualty, personal lines, and health care insurer, and is the majority owner of the Indiana Title Insurance Company LLC. Merchants Trust Company unites the trust and asset management services of all affiliate banks of the Corporation and represents one of the largest trust companies in the State of Indiana, with assets in excess of $1.5 billion.


For more information, visit www.firstmerchants.com.


                                       ###